UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
Form 8-K
______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2018
_______________________
AVIAT NETWORKS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-33278	20-5961564
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)
Address of principal executive offices: 860 N. McCarthy Blvd., Suite 200, Milpitas, California
Registrant’s telephone number, including area code: 408-941-7100
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2)

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01 Other Events
Aviat Networks, Inc.'s (the "Company") Board of Directors authorized a stock repurchase program, pursuant to which the Company may purchase up to $7,500,000 of its outstanding common stock beginning May 17, 2018. Under the stock repurchase program, the Company intends to repurchase shares through authorized Rule 10b5-1 plans (which would permit the Company to repurchase shares when the Company might otherwise be precluded from doing so under insider trading laws), open market purchases, privately-negotiated transactions, block purchases or otherwise in accordance with applicable federal securities laws, including Rule 10b-18 of the Securities Exchange Act of 1934.
The Company may choose to suspend or discontinue the stock repurchase program at any time but cannot carry over unused authorization amounts to future periods. The stock repurchase program does not obligate the Company to purchase any particular number of shares. A copy of the Company's press release announcing the stock repurchase program is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit is furnished herewith:
99.1        Press Release, dated May 15, 2018.

EXHIBIT INDEX

Exhibit No.     Description
99.1        Press Release, dated May 15, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIAT NETWORKS, INC.

May 15, 2018	By:	/s/ Meena Elliott
		Name:	Meena Elliott
		Title:	Senior Vice President, Chief Legal and Administrative Officer, Corporate Secretary